UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

First Citizens Banc Corp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

FIRST CITIZENS BANC CORP
SANDUSKY, OHIO

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
April 19, 2005

TO THE SHAREHOLDERS:

     Notice is hereby given that the annual meeting of the shareholders of First Citizens Banc Corp (the “Corporation”) will be held at the Cedar Point Center Facility, BGSU Firelands College, One University Drive, Huron, Ohio, on Tuesday, April 19, 2005, at 10:00 a.m., E.D.T., for the purpose of considering and voting upon the following:

1.	To elect four (4) Class II directors to serve for terms of three (3) years or until their successors are elected and qualified.

2.	To consider and act upon any other matter which may properly be brought before the meeting or any adjournment thereof.

     Only those shareholders of record at the close of business on March 1, 2005 will be entitled to notice of and to vote at the meeting.

     Included with this notice are a Proxy Statement and proxy. It will be appreciated if you will complete your proxy promptly as described in the proxy statement.

By Order of the Board of Directors

Donna J. Dalferro, Secretary
First Citizens Banc Corp

March 18, 2005

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
PROPOSAL 1

FIRST CITIZENS BANC CORP
100 East Water Street, P. O. Box 5016
Sandusky, Ohio 44870

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD April 19, 2005

     The enclosed proxy is being solicited by the Board of Directors of First Citizens Banc Corp (the “Corporation”) for use at the annual meeting of shareholders of the Corporation to be held April 19, 2005, at 10:00 a.m., E.D.T. (and at any adjournments thereof), at the Cedar Point Center Facility, BGSU Firelands College, Huron, Ohio. This Proxy Statement and the enclosed proxy are being sent to shareholders of the Corporation on or about March 18, 2005.

     Shareholders may insure their representation by completing, signing, dating and promptly returning the enclosed form of proxy in the return envelope, which requires no postage if mailed in the United States. Alternately, shareholders holding shares registered directly with the Corporation’s transfer agent, Illinois Stock Transfer Company, may appoint proxies to vote electronically via the Internet or by using the toll-free telephone number given on the form of the proxy. The deadline for transmitting voting instructions electronically via the Internet or telephonically is 1:00 a.m. local time in Sandusky, Ohio, on April 17, 2005. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that will be borne by those shareholders.

     The proxy may be revoked by a shareholder at any time before it is exercised by sending a written notice of revocation to the Secretary, First Citizens Banc Corp, 100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870, by submitting a subsequently dated proxy or by revoking such proxy in open meeting. A shareholder may also change such shareholder’s vote by executing and returning to the Company a later-dated proxy, by a later-dated vote through the Internet site, by using the toll-free telephone number stated on the form of proxy, or by voting at the open meeting. In addition to the use of the mails, solicitation of proxies may be made by personal interviews and telephone by Directors and officers of the Corporation, who will not be additionally compensated for such services. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of the stock held of record by such persons and will be reimbursed by the Corporation, upon request, for their out-of-pocket costs and clerical expenses incurred in connection with such solicitation. All other expenses for solicitation of proxies will be borne by the Corporation.

     The only class of stock of the Corporation presently outstanding is no par common shares. The total number of outstanding common shares at the close of business on March 1, 2005, the record date for determination of the shareholders entitled to vote at the meeting, was 5,807,402, and there are 5,761,384 common shares entitled to vote at the meeting. (As of the record date, the individuals entitled to the remaining shares had not exchanged stock in an acquired company for the shares in the Corporation.) A majority of the outstanding common shares represented in person or by proxy, shall constitute a quorum at the Annual Meeting.

     Under the General Corporation Law of the State of Ohio, each shareholder will have cumulative voting rights in the election of directors if any shareholder gives written notice to the President, Secretary or any Vice President of the Corporation (not less than forty-eight hours before the meeting if at least ten days notice of the meeting has been given) that the shareholder desires to cumulate votes in the election of directors. Cumulative voting allows the shareholder to multiply the number of shares that he or she may be entitled to vote by the total number of directors to be elected and to cast the entire number of such votes for one candidate or to distribute them among any two or more candidates. If a shareholder properly requests cumulative voting, the persons named in the accompanying proxy intend to vote the proxies they receive cumulatively allocating the votes among the nominees for director as they deem best. For all other purposes each share is entitled to one vote.

     At the meeting, the shareholders will consider and vote upon the following: (i) the election of four (4) directors of the Corporation; and (ii) any other business that may be properly brought before the meeting or any adjournment thereof.

     The four (4) nominees receiving the highest number of votes cast, including votes cast cumulatively, shall be elected Class II directors. An abstention will be deemed to be present for the purpose of determining a quorum for the meeting, but will not be counted as voting for or against the issue to which it relates.

     The results of votes taken at the Annual Meeting will be disclosed in the Corporation’s Second Quarterly Report for 2005 on Form 10-Q, as filed with the Securities and Exchange Commission. The disclosure will include, for each proposal, the number of votes for, the number of votes against and the number of abstentions. In addition, the disclosure will set forth the number of votes received by each candidate running for a directorship.

     The Corporation’s business is carried on primarily by its wholly-owned subsidiaries: The Citizens Banking Company, First Citizens Bank, SCC Resources, Inc., R. A. Reynolds Appraisal Service, Inc., Mr. Money Finance Co., First Citizens Title Agency, Inc., First Citizens Insurance Agency, Inc., and Water Street Properties, Inc. (collectively the “Subsidiaries”).

PROPOSAL 1
ELECTION OF DIRECTORS
Information Concerning Directors and Nominees

     The Code of Regulations of the Corporation provides that the number of Directors shall be not less than five (5) nor more than twenty-five (25), as from time to time shall be determined by Resolution of the Board of Directors of the Corporation. The Code of Regulations of the Corporation also provides that the Board of Directors shall be divided into three (3) classes, with the term of office (subsequent to the first term of office of each class) of one class expiring each year. During 2004, the size of the Board was increased by one when J. George Williams was appointed as a Director as a result of the Corporation’s merger with FNB Financial Corporation.

     The Board of Directors currently consists of 13 members. The terms of the five (5) Class II directors expire on the date of the annual meeting in 2005. The Nominating and Corporate Governance Committee (“Nominating Committee”) has recommended to the Board of Directors that the size of the Board be reduced to twelve (12) members when Directors are elected in 2005. The Board has adopted the recommendations and, as a result, has nominated four (4) individuals as Directors. As a result, proxies cannot be voted for a greater number of persons than the number of nominees named.

     The nominees named below are proposed to be elected to hold office for a term of three (3) years or until the election and qualification of their successors. The proxies solicited hereby, unless directed to the contrary therein, will vote for the nominees named below and cannot be voted for a greater number of persons than the number of nominees named below. All of the nominees have expressed their willingness to serve. The Board of Directors has no reason to believe that any nominee will be unavailable or unable to serve as a Director, but if for any reason any of these nominees should not be available or able to serve, the accompanying proxy will be voted by the persons acting under the proxy according to the best judgment of the persons named in the proxy. The Board of Directors recommends that shareholders vote “FOR” the nominees listed below.

     The following table lists the Directors of the Corporation, and named executive officers from the Summary Compensation table on page 11, their principal occupations and present positions with the Corporation or any of the Subsidiaries, the year they first became Directors of the Corporation, and their age and the number of the Corporation’s common shares beneficially owned by them, as of March 1, 2005:

Name and principal occupation
or employment for the past			Beneficial	Approximate
five years; present			Ownership of	percentage of	Term of
membership on committees and	Director		Common	outstanding	Office
Boards of Subsidiaries.	Since	Age	Shares	Common Shares	Expires
Nominees for Three (3) Year Term:
Robert L. Bordner Retired, Former President, Herald Printing Company (3) (7) (11) (14) (16)	1998	68	19,312	.33	2005
Ronald E. Dentinger General Manager, Country Star Co-Op (10) (16) (19)	Not Applicable	51	4,242	.07	Not Applicable
George L. Mylander Retired, Educator and City Official, Vice-Chairman, Firelands Regional Medical Center (8) (12) (14) (15)	1965	72	387,183	6.67	2005

Name and principal occupation
or employment for the past			Beneficial	Approximate
five years; present			Ownership of	percentage of	Term of
membership on committees and	Director		Common	outstanding	Office
Boards of Subsidiaries.	Since	Age	Shares	Common Shares	Expires
J. George Williams Owner, Secretary/Treasurer, W & W Farms and K & K Farms Chairman, FNB Financial Corporation until October, 2004, Chairman, First National Bank of Shelby until October, 2004 (16)	2004	68	36,318	.63	2005

Name and principal
occupation or employment for			Beneficial	Approximate
the past five years; present			Ownership of	percentage of	Term of
membership on committees and	Director		Common	outstanding	Office
Boards of Subsidiaries.	Since	Age	Shares	Common Shares	Expires
Directors Continuing in Office and Named Executive Officers
John L. Bacon Chairman Emeritus, Mack Iron Works Company (9) (10) (13) (15) (22)	1973	79	1,784	.03	2007
Blythe A. Friedley Owner, Friedley Insurance Company Director, Union Banking Company (2) (6) (8) (12) (16) (20)	1998	55	89,063	1.53	2006
W. Patrick Murray Attorney, Murray & Murray Attorneys at Law (1) (8) (10) (12) (15)	1983	64	139,972	2.41	2006
Allen R. Nickles Certified Public Accountant, Partner, Payne, Hammersmith, Nickles & Co. (5) (10) (16)	2003	55	1,000	.02	2007
Robert L. Ransom Funeral Director, Ransom Funeral Home (6) (9)	2001	58	80	.001	2006
Leslie D. Stoneham President, Stoneham Farms, Inc. (6) (8)	2002	61	1,390	.02	2007
David A. Voight President, First Citizens Banc Corp Chairman, The Citizens Banking Company (6) (14) (15) (16) (17) (18) (19) (20) (21)	1989	63	7,443	.13	2007
Daniel J. White Retired President, Geotrac (7) (14)	2002	55	1,080	.02	2006

Name and principal
occupation or employment for			Beneficial	Approximate
the past five years; present			Ownership of	percentage of	Term of
membership on committees and	Director		Common	outstanding	Office
Boards of Subsidiaries.	Since	Age	Shares	Common Shares	Expires
James O. Miller Executive Vice President, First Citizens Banc Corp (4) (6) (15) (21)		52	2,580	.04
James E. McGookey Senior Vice President, First Citizens Banc Corp (17) (18) (20) (21)		54	160	.003
Directors and Executive Officers as a Group			691,607	11.909

(1)	31,300 shares owned directly by W. Patrick Murray self-directed IRA; 108,672 shares owned directly by W. Patrick Murray.

(2)	61,510 shares owned directly by Blythe A. Friedley; 22,787 shares in the Arlene Friedley CRUT Trust; 4,766 in the Arlene Friedley Trust.

(3)	14,585 shares owned directly by Robert L. Bordner; 4,727 shares owned by spouse, Carolyn W. Bordner.

(4)	2,100 shares owned by Martha Miller, spouse of James O. Miller, and 480 shares by the children of James O. Miller

(5)	400 shares owned directly by Allen R. Nickles; 600 shares owned directly by Diane L. Nickles, spouse of Allen R. Nickles.

(6)	Member of Asset-Liability Committee.

(7)	Alternate member of Asset-Liability Committee.

(8)	Member of Nominating Committee.

(9)	Alternate Member of Nominating Committee.

(10)	Member of Audit Committee.

(11)	Alternate Member of Audit Committee.

(12)	Member of Compensation, Benefits and Liability Committee.

(13)	Alternate Member of Compensation, Benefits and Liability Committee.

(14)	Member of Executive Committee

(15)	Member of Board of Directors of The Citizens Banking Company.

(16)	Member of Board of Directors of First Citizens Bank.

(17)	Member of Board of Directors of SCC Resources, Inc.

(18)	Member of Board of Directors of R.A. Reynolds Appraisal Service, Inc.

(19)	Member of Board of Directors of Mr. Money Finance Co.

(20)	Member of Board of Directors of First Citizens Insurance Agency, Inc. and First Citizens Title Insurance Agency, Inc.

(21)	Member of Board of Directors of Water Street Properties, Inc.

(22)	Notified the Corporation of his resignation effective April 19, 2005.

Boards and Committees

     It is the policy of the Corporation that its Directors also serve as directors of certain of its Subsidiaries. The Board of the Corporation met 6 times in 2004. During 2004, Mr. White did not attend at least 75% of the meetings of the Board and the Executive Committee of which he is a member. Due to illness, Mr. Bacon was unable to attend at least 75% of the meetings of the Audit Committee of which he is a member. All other Directors attended at least 75% of the total number of meetings of the Board and the committees on which he or she served. Eleven of the Directors attended the 2004 Annual Meeting. The Corporation does not have a policy with regard to Board members’ attendance at annual meetings.

     The Board of the Corporation has the following standing committees: Executive Committee, Asset-Liability Committee, Nominating Committee, Audit Committee, and Compensation, Benefits and Liability Committee. The members of each of these committees are indicated by footnote in the table of directors on pages 4-6. All members of the Audit Committee are “independent” under the listing standards of the NASD. All members of the Nominating Committee are also “independent” under the listing standards of the NASD. The Executive Committee met 4 times in 2004; the Asset-Liability Committee met 4 times in 2004; the Nominating Committee met 4 times in 2004; the Audit Committee met 4 times in 2004; and the Compensation, Benefits, and Liability Committee met 1 time in 2004.

     The Executive Committee is authorized to exercise the powers of the Board of Directors to the extent permitted by law on matters which require Board action between meetings of the Board of Directors. The Executive Committee periodically reviews the Corporation’s operations, considers issues facing the Corporation and makes recommendations to the Board of Directors. The Asset-Liability Committee establishes and monitors the volume and mix of the subsidiary banks’ assets and funding sources in an effort to assist in managing and maintaining the subsidiary banks’ profits. The Compensation, Benefits and Liability Committee recommends annual budgetary levels for employee compensation and benefits; reviews and establishes the policies for all benefit programs for the Corporation and its Subsidiaries;

reviews and recommends the affirmative action program for the Corporation and its Subsidiaries; and reviews and makes recommendations for insurance programs of the Corporation and its Subsidiaries.

     The Corporation has a standing Nominating Committee. The Nominating Committee recommends to the Corporation’s Board of Directors the names of those persons to be proposed for election as Directors of the Corporation at its Annual Meeting and is responsible for reviewing and establishing corporate governance policies and programs. The Board of Directors has adopted a written charter for the Nominating Committee. A copy of this charter is posted on the Corporation’s website and may be viewed at www.fcza.com. It has not adopted a formal policy with regard to consideration of any director candidates recommended by security holders which is deemed appropriate because the Nominating Committee considers all recommendations for candidates from any source. Any shareholder recommendations, including recommendations as to director candidates, to be considered by the Nominating Committee should be sent in writing to it in care of the Corporation’s Secretary at 100 East Water Street, Sandusky, Ohio 44870. The Nominating Committee has adopted criteria for evaluating director candidates and existing directors, but it has not established specific, minimum qualifications that must be met by any nominee or any specific qualities or skills that are necessary for a director to possess. The Nominating Committee identifies nominees by considering and retaining the recommendations from all sources and evaluates them by applying the criteria that it has adopted.

     The Audit Committee receives and reviews on a regular basis the internal audits of the Corporation and its Subsidiaries and reviews the drafts of the Corporation’s financial statements received by its independent auditors. The Board of Directors has adopted a written charter for the Audit Committee and amended the charter in 2004. A copy of this charter is posted on the Corporation’s website and may be viewed at www.fcza.com. The Board of Directors has determined that the Corporation has at least one audit committee financial expert. The financial expert is Allen R. Nickles, who is “independent” under the listing standards of the NASD.

Compensation of Directors

     During 2004, the Directors of the Corporation and each of its Subsidiaries received a Director’s fee at the rate of $500.00 per Board of Directors meeting attended, except that the fee was lowered to $100.00 for those Directors who are also Directors of The Citizens Banking Company when such meeting immediately followed or preceded a meeting of the Board of Directors of The Citizens Banking Company. During 2004, the Directors of the Corporation received $250.00 per committee meeting attended. Directors who are also officers of the Corporation and/or the Subsidiaries do not receive any compensation as directors or for attendance at any committee meetings.

     The Corporation and each of its Subsidiaries have adopted a non-qualified Deferred Compensation Plan for each non-employee director. Pursuant to each such plan, a director may defer any or all of the director fees or committee fees earned by such director during a particular calendar year. During 2004, two directors, Blythe A. Friedley and Allen R. Nickles, elected to defer a portion of their director fees and committee fees earned as directors of First Citizens Banc Corp.

Transactions/Proceedings with Directors, Officers and Associates

     The Subsidiaries of the Corporation that are banks have had and expect to have banking transactions in the ordinary course of business with directors, officers and principal shareholders of the Corporation, and associates of such persons, on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons and that do not involve more than normal risk of collectibility or present other unfavorable features. The Corporation and the banking Subsidiaries also have had and expect to have transactions in the ordinary course of business with their directors, officers, principal shareholders, and their associates, on the same terms as those prevailing at the same time for comparable transactions with others. All such loans presently outstanding to directors and executive officers, including their immediate families and companies in which they are executive officers, are performing loans.

     The Corporation, together with its subsidiaries, has retained the law firm of Buckingham, Lucal, McGookey & Zeiher Co., L.P.A. as legal counsel for the past several years. During 2004, the Corporation, together with its Subsidiaries, paid Buckingham, Lucal, McGookey & Zeiher Co., L.P.A. the sum of $109,320.82. It is anticipated that this relationship will continue during the coming year. James E. McGookey, Senior Vice-President and General Counsel of the Corporation, was formerly associated with that law firm, and his brother remains a shareholder in that law firm.

     There are no material proceedings to which any director, officer or affiliate of the Corporation, any owner of record or beneficially of more than 5% of the voting securities of the Corporation, or any associate of any such director, officer, affiliate of the Corporation, or security holder is a party adverse to the Corporation or any of its Subsidiaries or has a material interest adverse to the Corporation or any of its Subsidiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

     Under the federal securities laws, the Corporation’s Directors, executive officers and any persons holding more than ten percent (10%) of the Corporation’s stock are required to report their initial ownership of the Corporation’s common stock and any subsequent changes in their ownership to the Securities and Exchange Commission. One director, W. Patrick Murray, had three (3) late filings of Form-4, one of which was due to an e-mail malfunction, with respect to three different transactions. In making these disclosures, the Corporation has relied solely on written representations of its Directors and executive officers and copies of the reports that they have filed with the Securities and Exchange Commission.

Code of Ethics

     The Corporation has a Code of Conduct (Ethics) applicable to all of its directors, officers and employees, including its principal executive officer and its principal financial officer. The Corporation has not granted waivers to any director or executive officer. A copy of the Code of Conduct (Ethics) is posted on the Corporation’s website and may be reviewed at www.fcza.com.

Communication with Board

     There is a process for security holders to send communications to the Corporation’s Board of Directors. Security holders can send communications to the Board or to a specified Director by mailing the communication to James E. McGookey, Senior Vice President and General Counsel, at 100 East Water Street, Sandusky, Ohio 44870. All such communications will be relayed as requested.

Principal Independent Accountants

     Crowe Chizek and Company LLC (“Crowe Chizek”) served as the Corporation’s principal independent accountants during 2003 and 2004 and has been selected to serve in that capacity in 2005. The Audit Committee preapproves all services to be rendered by Crowe Chizek and the fees for such services. Proposals submitted by Crowe Chizek are presented to and acted upon at meetings of the Committee. Crowe Chizek billed the aggregate fees shown below for audit services, audit related services, tax services and other services rendered to the Corporation and its subsidiaries for the years 2003 and 2004. Representatives of Crowe Chizek are expected to be present at the annual meeting. They will be available to respond to appropriate questions and may make a statement if they desire to do so.

	2003	2004
Audit Fees (1)	$101,050	$253,675
Audit Related Fees (2)	$1,000	$52,785
Tax Fees (3)	$16,225	$8,100
All Other Fees (4)	$136,064	$55,895

	$254,339	$370,455

(1)	Includes fees related to the consolidated financial audit for the Corporation, including quarterly reviews, review of Forms 10-Q and 10-K, and attestation of management reports on internal controls under Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Includes fees related to review and discussion of the Form S-4 resulting from the merger with FNB Financial Corporation and audit of the 401(k) Plan and Pension Plan.

(3)	Includes fees for services performed related to the preparation of various federal, state and local income tax returns, and tax planning.

(4)	Includes fees for compliance services including training and compliance review of HMDA and trust services. Fees also include education and software provided for Corporation’s compliance with Section 404 and the Sarbanes-Oxley Act of 2002.

     The Committee has been provided with information regarding the services provided by Crowe Chizek and has considered the compatibility of such services with maintaining the auditors’ independence. All of the services were approved by the Committee.

Audit Committee Report

     The Corporation’s Audit Committee has reviewed and discussed with management the audited financial statements of the Corporation for the year ended December 31, 2004. In addition, the Committee has discussed with Crowe Chizek, the independent auditing firm for the Corporation, the matters required by Statements on Auditing Standards No. 61, Communications with Audit Committees.

     The Committee also has received the written disclosures from Crowe Chizek required by Independence Standards Board Standard No. 1, and has discussed with Crowe Chizek its independence from the Corporation.

     Based on the foregoing discussions and reviews, the Committee has recommended to the Corporation’s Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Respectfully submitted,
The Audit Committee

Allen R. Nickles, Chairman
John L. Bacon
William F. Boose
Ronald E. Dentinger
W. Patrick Murray

Report of Compensation, Benefits and Liability Committee

     The Corporation’s Compensation, Benefits and Liability Committee studies comparative data concerning the salaries of officers at banks of similar size in setting the salaries of executive officers of the Corporation. It also considers the ability, efforts and results achieved in determining each salary. There is no specific relationship to the Corporation’s performance. Mr. Voight’s salary was determined consistent with this policy in view of the described factors and criteria and did not have a fixed relationship to the performance of the Corporation.

     This report was submitted by the Compensation, Benefits and Liability Committee members who are:

Blythe A. Friedley (Chairman)	W. Patrick Murray
(First Citizens Banc Corp and	(First Citizens Banc Corp Representative)
First Citizens Representative)	Dorothy L. Robey
James D. Heckelman	(First Citizens Representative)
(Citizens Representative)
George L. Mylander
(Citizens Representative)

EXECUTIVE OFFICERS OF THE CORPORATION

     The following table sets forth the names and ages of all current executive officers of the Corporation, all executive positions and offices held with the Corporation or its Subsidiaries and terms of such positions and offices.

NAME	AGE	POSITION
David A. Voight	63	Director of the Corporation since 1990
Director of The Citizens Banking Company since 1989
Director of SCC Resources, Inc. since 1993
Director of R.A. Reynolds Appraisal Service, Inc. since 1993
Director of First Citizens Bank since 1998
Director of Mr. Money Finance Co., Inc. since 2000
Director of First Citizens Insurance Agency, Inc. since 2001
Director of First Citizens Title Insurance Agency, Inc. since 2001
Director of Water Street Properties, Inc. since 2003
Chairman of the Board and Chief Executive Officer of The Citizens Banking Company since 2002
President of the Corporation from 1994 to 2002
President of The Citizens Banking Company from 1992 to 2002
Executive Vice President of The Citizens Banking Company from 1989 to 1991
Senior Vice President of The Citizens Banking Company from 1985 to 1989

NAME	AGE	POSITION
James O. Miller	52	Director of The Citizens Banking Company since 2000
Director of Mr. Money Finance Co., Inc. from 2000 to 2004
Director of Water Street Properties, Inc. since 2003
President of The Citizens Banking Company since 2002
Executive Vice President of the Corporation since 1998
Executive Vice President of The Citizens Banking Company from 1998 to 2002
Senior Vice President/Controller of the Corporation from 1994 to 1997
Senior Vice President of The Citizens Banking Company from 1996 to 1998
Senior Vice President/Controller of The Citizens Banking Company from 1992 to 1995
Secretary/Treasurer of SCC Resources, Inc. since 1993
Secretary/Treasurer of R.A. Reynolds Appraisal Services, Inc. since 1998
Treasurer of R.A. Reynolds Appraisal Services, Inc. from 1993 to 1997
Secretary/Treasurer of Mr. Money Finance Co., Inc. since 2000

LeRoy C. Link	55	Senior Vice President of the Corporation since 1998 President of SCC Resources, Inc. since 1993 Director of SCC Resources, Inc. since 1993
Todd A. Michel	40	Senior Vice President/Controller of the Corporation since 2000
Senior Vice President/Controller of The Citizens Banking Company since 1999
Vice President/Controller of The Citizens Banking Company from 1998 to 1999
		Vice President/Controller of the Corporation from 1998 to 2000 Controller of The Citizens Banking Company from 1996 to 1998
Charles C. Riesterer	50	Senior Vice President of The Citizens Banking Company since 1998
Senior Vice President of the Corporation since 1998
Vice President of The Citizens Banking Company from 1992 to 1998
		Asst. Vice President of The Citizens Banking Company from 1987 to 1991
James E. McGookey	54	Senior Vice President and General Counsel of the Corporation since 2002
Senior Vice President of The Citizens Banking Company since 2002
Senior Vice President of First Citizens Bank since 2002
Director of Water Street Properties, Inc. since 2003
Director of First Citizens Insurance Agency, Inc. since 2003
Director of First Citizens Title Insurance Agency, Inc. since 2003
Director of SCC Resources, Inc. since 2004
Shareholder/Attorney of Buckingham, Lucal, McGookey & Zeiher Co., L.P.A. (law firm) handling representation of business clients including the Corporation from 2000 to 2002
		Partner in Lucal & McGookey (law firm) prior to 2000
Bruce A. Bravard	56	President and Chief Executive Officer of First Citizens Bank since 2004
Senior Vice President of the Corporation since 2003
Senior Vice President of The Citizens Banking Company from 2003 to 2004
President and CEO of The Castalia Banking Company from 1999 to 2002
Senior Vice President of The Castalia Banking Company from 1993 to 1999
Vice President of The Castalia Banking Company from 1991 to 1992
		Asst. Vice President of The Castalia Banking Company from 1987 to 1991

Executive Compensation

     Under rules established by the Securities and Exchange Commission (the “SEC”), the Corporation is required to provide certain data and information in regard to the compensation and benefits provided to the Corporation’s Chairman of the Board, President and Chief Executive Officer and, if applicable, the four other most highly compensated Executive Officers whose compensation exceeded $100,000 during the Corporation’s fiscal year. The disclosure requirements, as applied to the Corporation, include the Corporation’s President and The Citizens Banking Company’s Chief Executive Officer, Mr. David A. Voight, the Corporation’s Executive Vice-President and The Citizens Banking Company’s President, Mr. James O. Miller, and the Corporation’s Senior Vice President and General Counsel, Mr. James E. McGookey. No other executive officers’ annual salary and bonus exceeded $100,000 in 2004.

     The following table sets forth information as to the cash compensation paid or accrued by the Corporation or the Subsidiaries during 2004:

Summary Compensations

Name of Individual	Year	Salary	Bonus	Other (1)

Mr. Voight	2004	$206,500	$0	$3,021

	2003	$206,478	$0	$2,984

	2002	$181,781	$0	$2,291

Mr. Miller	2004	$153,831	$0	$1,867

	2003	$153,831	$0	$1,796

	2002	$118,202	$0	$1,563

Mr. McGookey (2)	2004	$135,125	$0	$2,027

	2003	$135,615	$0	$1,487

(1)	Represents contributions to the 401(k) plan.

(2)	The figures with respect to Mr. McGookey are being provided beginning with 2003 only because this was his first full year of employment with the Corporation.

First Citizens Banc Corp Stock Option and Stock Appreciation Rights Plan

     On April 18, 2000, the shareholders of the Corporation approved the First Citizens Banc Corp Stock Option and Stock Appreciation Rights Plan (the “Plan”), which provides for discretionary grants of incentive stock options (under Internal Revenue Code Section 422), nonqualified stock options, and stock appreciation rights to certain executive employees. The Plan is administered by the Compensation, Benefits and Liability Committee of the Corporation’s Board of Directors, and provides that the exercise price of options granted hereunder shall not be less than the fair market value of the outstanding shares of the Corporation on the date the options are granted.

     The Corporation did not grant options to named executives during 2004.

     The following table provides information concerning the exercise of options and fiscal year-end option value.

Aggregated Option Exercises in 2004
and Fiscal Year-End Option Values
Value of
Unexercisable In-the
			Number of Securities	Money Options at
	Shares	Value	Underlying Unexercised	12/31/04 ($)
	Acquired on	Realized	Options at 12/31/04 (#)	Exercisable/
Name	Exercise (#)	($)	Exercisable/Unexercisable	Unexercisable
David A. Voight	-0-	-0-	0 / 9,500	$0 / $17,484
James O. Miller	-0-	-0-	0 / 8,300	$0 / $15,228

Defined Benefit Pension Plan of the Corporation

     The Corporation maintains a tax-qualified non-contributory defined benefit pension plan for its employees. The plan has been adopted by each Subsidiary of the Corporation. All employees who have attained age 20-1/2 and have completed at least six months of service are eligible to participate in the plan. The monthly pension benefit payable to an employee at normal retirement age (age 65) will be equal to 1.40 percent of the highest five-year average monthly compensation and multiplied by total years of service, plus 0.65 percent of average monthly compensation in excess of the Social Security covered compensation amount multiplied by years of service to a maximum of 35 years of service with the Corporation or its subsidiaries. For this purpose, an employee’s final average compensation is equal to the average of the monthly compensation paid to such employee during the period of five consecutive years of service prior to retirement which results in the highest average compensation. The compensation taken into account includes all cash compensation paid. The monthly pension benefit calculated under this formula is not subject to any offset or reduction for the employee’s Social Security benefit, but is subject to the annual benefit limitation established by the Internal Revenue Code.

     Employees are eligible to retire and receive monthly benefits under the pension plan at age 65. In addition, employees may elect to begin receiving reduced benefits at an earlier age if they qualify for early retirement by attaining age 55. Pension benefits will generally be paid either as joint and survivor annuities or single life annuities, provided that participating employees who obtain their spouse’s consent may elect to receive their benefits in one of several other optional forms of benefit, including a lump sum distribution of the present value of the benefit.

     The following table shows the total annual pension benefit that would be payable as a life annuity with five years of payments guaranteed to an employee of the Corporation or its Subsidiaries retiring in 2004 at age 65 under the terms of the pension plan, based on specific assumptions about the employee’s total years of service and the level of the employee’s average compensation during his or her final years of service.

Final Average
Annual	Years of Service
Compensation	15	20	25	30	35
$ 40,000	8,400	11,200	14,000	16,800	19,600
60,000	14,161	18,881	23,601	28,322	33,042
80,000	20,311	27,081	33,851	40,622	47,392
100,000	26,461	35,281	44,101	52,922	61,742
120,000	32,611	43,481	54,351	65,222	76,092
140,000	38,761	51,681	64,601	77,522	90,442
160,000	44,911	59,881	74,851	89,822	104,792
180,000	51,061	68,081	85,101	102,122	119,142
200,000	57,211	76,281	95,351	114,422	133,492
205,000	58,748	78,331	97,914	117,497	137,079

     As of December 31, 2004, Mr. Voight had nineteen years of service and a five year average covered compensation of $175,232 and Mr. Miller had eighteen years of service and a five year average covered compensation of $122,871. Mr. McGookey had two years service as of December 31, 2004 and does not have a five year average covered compensation.

Defined Contribution Plan

     The Corporation also maintains a tax-qualified defined contribution plan 401(k) for its employees. The plan has been adopted by each of the Subsidiaries of the Corporation. Effective January 1, 2002, all employees who have completed three months of service are eligible to participate in the plan. Subject to limitations established by the Internal Revenue Code, employees may defer up to 100 percent of annual compensation. The 2004 limit is $13,000; it will be increased in future years for cost of living changes. In 2004, the catch-up provision permits participants age 50 or older to increase their pre-tax salary deferral limit by $3,000. The Corporation may make a matching contribution for all participants who have elected to make salary deferral contributions. The amount of the matching contributions, if any, will be determined each plan year and announced to all participants. The amount of matching contribution for the years 2004, 2003, 2002, 2001 and 2000 was 25 percent of the salary deferred on the first 6 percent deferred. The Internal Revenue Code places a limit on the amount of salary deferred contributions and matching contributions on those employees classed as “highly compensated”. Contributions and matching contributions for highly compensated employees will be limited to an amount that enables the plan to meet certain non-discrimination testing.

Employment and Change in Control Agreements

     The Corporation has an employment agreement with Mr. McGookey that has a term of five years and provides for a minimum salary of $135,000. Mr. Voight and Mr. Miller each have executed a change in control agreement with the Corporation. The agreements provide that, if a change in control occurs during the executive’s employment, the Corporation will pay a retention bonus equal to his annual salary and will employ him for twenty-four months after the change in control.

Compensation and Benefits Committee
Interlocks and Insider Participation

     Blythe A. Friedley, James D. Heckelman, George L. Mylander, W. Patrick Murray and Dorothy L. Robey served as members of the compensation committee of the Corporation. Mr. David A. Voight, the Corporation’s President, served on the Executive Committee of The Citizens Banking Company, which recommends the salary of the President to the Board of Directors of Citizens. Mr. Voight, in serving on the Executive Committee and the Board of Directors, did not participate in discussions or decision-making relative to his own compensation.

Performance Report

     The following is a graph comparing the Corporation’s cumulative total shareholder returns with the performance of the SNL Bank Index (US Companies), the NASDAQ Bank Stock Index, and the Standard & Poor’s 500 Index:

Principal Shareholders

     To the Corporation’s knowledge, except as noted below, no person or entity owns beneficially, directly or indirectly, five percent (5%) or more of the Corporation’s common stock as of December 31, 2004:

Name and Address of	Amount and Nature of	Percent
Beneficial Owner	Beneficial Ownership	of Class
George L. Mylander 155 Sunset Drive Sandusky, Ohio	387,183 shares	6.67%

Shareholder Proposals for Next Annual Meeting

     Any proposal that a shareholder wishes to have included in the proxy materials relating to the annual meeting to be held in 2006 must be received by the Secretary of the Corporation no later than November 19, 2005. If a shareholder proposal is received after February 2, 2006, the Corporation may vote in its discretion on that proposal all of the common shares for which it has received proxies for the 2006 annual meeting. Any shareholder that intends to submit a proposal other than for inclusion in the proxy materials must deliver such proposal to the Secretary of the Corporation not later than February 18, 2006 (or 15 days after the date of notice or public disclosure if the Corporation provides less than 75 days notice of the meeting), or such proposal will be considered untimely. Proposals by shareholders intended to be presented at the 2006 annual meeting should be mailed or delivered to First Citizens Banc Corp, 100 East Water Street, Sandusky, Ohio 44870, Attention: Secretary.

Other Matters

     The Board of Directors knows of no other business to be presented at the meeting. If, however, any other business should properly come before the meeting, or any adjournment thereof, it is intended that the proxy will be voted with respect thereto according to the best judgment of the persons named in the proxy.

Annual Report

     The Corporation’s Annual Report is not intended to be a part of this Proxy Statement. The Corporation’s Annual Report, a consolidation of the report of operations of the Corporation and Annual Report on Form 10-K (as required under the terms of the Securities Exchange Act of 1934), for the calendar year 2004 will be presented at the annual meeting, and a copy has been mailed to shareholders with this Proxy Statement. Additional copies of such Corporation’s Annual Report are available to shareholders without charge upon request to James O. Miller, Executive Vice President, First Citizens Banc Corp, 100 East Water Street, Sandusky, Ohio 44870.

By Order of the Board of Directors

Donna J. Dalferro, Secretary
First Citizens Banc Corp

Sandusky, Ohio

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
Please complete, date, sign and mail the
detached proxy card in the enclosed postage-prepaid envelope.

You can vote in one of three ways: 1) By Mail, 2) By Phone, 3) By Internet.
See the reverse side of this sheet for instructions.
IF YOU ARE NOT VOTING BY TELEPHONE OR BY INTERNET, COMPLETE BOTH SIDES OF PROXY CARD, DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:
Illinois Stock Transfer Co.
209 West Jackson Boulevard, Suite 903
Chicago, Illinois 60606

DETACH PROXY CARD HERE

The aforesaid proxies are hereby authorized to vote at their discretion on any other matter that may properly come before the annual meeting. An executed proxy may be revoked at any time prior to its exercise by submitting another proxy with a later date, by appearing in person at the special meeting and advising the Secretary of the shareholder’s intent to vote the share(s) or by sending a written, signed and dated revocation that clearly identifies the proxy being revoked to the principal executive offices of First Citizens at 100 East Water Street, Sandusky, Ohio 44870, Attention: Donna J. Dalferro, Secretary. A revocation may be in any written form validly signed by the record holder so long as it clearly states that the proxy previously given is no longer effective.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Corporation at the Annual Meeting of the undersigned’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given with respect to the shares of Common Stock held of record by the undersigned.

The undersigned acknowledges receipt from the Corporation prior to the execution of this proxy of a Notice of Annual Meeting, the Corporation’s Proxy Statement for the Annual Meeting and an Annual Report for the 2004 fiscal year.

Signature

Signature

Date	, 2005

Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee or guardian or on behalf of a corporation, partnership or other legal entity, please give your full title. If shares are held jointly, each holder should sign.

IMPORTANT

THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED, POSTAGE-PRE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

TO VOTE BY MAIL

To vote by mail, complete both sides, sign and date the proxy card below.
Detach the card below and return it in the envelope provided.

TO VOTE BY TELEPHONE

     Your telephone vote is quick, confidential and immediate. Just follow these easy steps:

1.	Read the accompanying Proxy Statement.

2.	Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.

3.	When asked for your Voter Control Number, enter the number printed just above your name on the front of the proxy card below.

Please note that all votes cast by telephone must be submitted prior to 1:00 A.M. Eastern Time, April 17, 2005.
Your Telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

If You Vote By TELEPHONE Please Do Not Return Your Proxy Card By Mail.

TO VOTE BY INTERNET

Your internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:

1.	Read the accompanying Proxy Statement.

2.	Visit our Internet voting Site at http://www.eproxyvote.com/ist-fcicm/ and follow the instruction on the screen.

3.	When prompted for your Voter Control Number, enter the number printed just above your name on the front of the proxy card.

Please note that all votes cast by Internet must be submitted prior to 1:00 A.M. Eastern Time, April 17, 2005.
Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.
This is a “secured” web page site. Your software and/or internet provider must be “enabled” to access this site. Please call your software or internet provider for further information.

If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail.

FIRST CITIZENS BANC CORP OF SANDUSKY, OHIO PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND UNLESS OTHERWISE MARKED WILL BE VOTED FOR ALL PROPOSALS.
KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder(s) of First Citizens Banc Corp (hereinafter called “Corporation”), of Sandusky Ohio, hereby constitute(s) Blythe A. Friedley, W. Patrick Murray and Leslie D. Stoneham, or each of them, proxies and attorneys of the undersigned, with full power of substitution and revocation, for and in the name of the undersigned, to attend the Eighteenth Annual Meeting of said Corporation to be held April 19, 2005, at 10:00 A.M. E.D.T. and any adjournments thereof, and thereat to vote, including the right to vote cumulatively at their discretion, as specified below:

1.	On the election of four (4) Directors (Class Il) to serve for terms of three (3) years or until their successors are elected and qualified:

	☐	FOR all nominees listed below (Except, to withhold authority to vote for any individual nominee, write that nominee’s name on the space marked “Exceptions” provided below.)*

	☐	WITHHOLD AUTHORITY to vote for all nominees listed below,

	CLASS II	01 Robert L. Bordner	02 Ronald E. Dentinger	03 George L. Mylander	04 J. George Williams

* Exceptions:

2.	To consider and act upon any other matter which may properly be brought before the meeting or any adjournment thereof.

The Board of Directors recommends that shareholders vote “FOR” the nominees listed above. IF NO SPECIFIED VOTE IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF SAID PROPOSALS. If any other business is presented at said meeting, the proxy shall be voted in accordance with the best judgment of the proxies appointed hereby. All shares represented by properly executed proxies will be voted as directed. This proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise by either written notice or notice in person at the meeting, or by a subsequently dated proxy.

(to be signed on the other side)